UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: January 12, 2007
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 425W, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On January 12, 2007, Agilysys, Inc. filed a preliminary proxy statement with the Securities and Exchange Commission in connection with the proposed sale of its KeyLink Systems Distribution Business. Among other uses of proceeds from the sale, the preliminary proxy statement discusses the purchase of up to 6 million Agilysys common shares in an estimated $100 million self-tender offer. The ultimate number of shares and dollar value of the tender offer will be dependent on the stock price and market conditions at the time. Agilysys currently expects to commence the tender offer as soon as reasonably practicable following the closing of the proposed sale of its KeyLink Systems Distribution Business. A copy of the applicable pages of the proxy statement are attached hereto as Exhibit 99.1 and are being filed pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934 as a pre-commencement communication.
Item 9.01Financial Statements and Exhibits
(d) Exhibits
99.1     Proxy Statement Pages [_], [_], [_], [_], [_] and [_].

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
	By:	/s/ Martin F. Ellis Martin F. Ellis Executive Vice President, Treasurer and Chief Financial Officer
Date: January 12, 2007

Exhibit Index

Exhibit Number	Description

99.1	Proxy Statement Pages [_], [_], [_], [_], [_] and [_].